UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 17, 2023, MarketWise, Inc. (the “Company”) entered into a Voting Agreement (the “Voting Agreement”) by and among the Company, Monument & Cathedral Holdings, LLC (“Monument”) and the other persons and entities listed on Schedule A thereto (collectively and together with Monument, the “Investors”) pursuant to which the Board of Directors of the Company (the “Board”) will agree to appoint certain individuals as directors and the Investors will agree to take certain actions with respect to voting their shares of the Company at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). In accordance with the terms of the Voting Agreement, as promptly as reasonably practicable after the effectiveness of the Voting Agreement, the Board will increase the size of the Board from seven to eight directors and appoint Matthew Turner to fill the newly created vacancy. Mr. Turner’s term will continue until the 2023 Annual Meeting or until his earlier death, resignation, disqualification or removal.
In addition, the Company agreed that, at the upcoming meeting of the Board scheduled for the beginning of May 2023, it would further increase the size of the board from eight to eleven directors and will appoint David Eifrig, Glenn Tongue, and Matthew Smith to fill the newly created vacancies. The Board shall have no obligation to increase the number of directors or to appoint Messrs. Eifrig, Tongue, and Smith as directors unless F. Porter Stansberry has first (i) withdrawn his slate of directors for election at the 2023 Annual Meeting and (ii) entered into a settlement agreement with the Company regarding the same.
Under the Voting Agreement, each of the Investors has agreed to (i) appear at the 2023 Annual Meeting (or otherwise cause such Investor’s shares to be counted for purposes of establishing a quorum), (ii) vote (or cause to be voted) all of such Investor’s shares on the Company’s proxy card or voting instruction form (a) in favor of each of the Board’s director nominees and against any proposal to remove such members, (b) against any director nominees not recommended by the Board and (c) otherwise in accordance with the Board’s recommendation, as identified in the Company’s proxy statement, and (iii) not execute any proxy card or voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Company. The scope of these commitments, obligations, provisions, and other terms are set forth in full in the Voting Agreement.
The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Voting Agreement, dated as of April 17, 2023, by and between MarketWise, Inc., Monument & Cathedral Holdings, LLC and the other persons and entities listed on Schedule A thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: April 21, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary